Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Franco-Nevada Corporation

Reporting Year	From	2025-01-01	To:	2025-12-31	Date submitted	2026-05-28

Reporting Entity ESTMA Identification Number	E330301

Other Subsidiaries Included (optional field)	Not Applicable

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Sandip Rana				Date	2026-05-28
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Franco-Nevada Corporation				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E330301
Subsidiary Reporting Entities (if necessary)

Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Government of Saskatchewan	Ministry of Finance	530,000							530,000	1
Canada	Government of Saskatchewan	Ministry of Energy and Resources	510,000	1,640,000						2,150,000	1
Canada	Government of Canada	Canada Revenue Agency	360,000							360,000	1
United States of America	United States Federal Government	United States Department of the Interior Bureau of Land Management			260,000					260,000	2
United States of America	County of Glasscock	County Treasurer's Office	100,000							100,000	2
United States of America	County of Martin	County Treasurer's Office	340,000							340,000	2
United States of America	County of Midland	County Treasurer's Office	280,000							280,000	2
United States of America	County of Reeves	County Treasurer's Office	340,000							340,000	2
United States of America	County of Winkler-Loving	County Treasurer's Office	240,000							240,000	2

Additional Notes:

1 Payments reported reflect gross payments made directly by Franco-Nevada in relation to its non-operated working interest in the Midale unit and Weyburn unit joint operations. Payments made by the operator on behalf of Franco-Nevada are reported by the operator.

 2 All payments are reported in Canadian dollars. Where payments were made in currencies other than Canadian dollars, the payments were converted into Canadian dollars using an annual average exchange rate. The annual average exchange rate used was: $1.00 USD = $1.3978 CAD.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Franco-Nevada Corporation				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E330301
Subsidiary Reporting Entities (if necessary)
Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Midale Unit Working Interest	190,000	$180,000						370,000	1
Canada	Weyburn Unit Working Interest	1,180,000	$1,460,000						2,640,000	1

Additional Notes[3]:

1 Payments reported reflect gross payments made directly by Franco-Nevada in relation to its non-operated working interest in the Midale unit and Weyburn unit joint operations. Payments made by the operator on behalf of Franco-Nevada are reported by the operator.